AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT is made as of this 28th day of September, 2001, by and between INTERSTATE GENERAL COMPANY, L.P. ("IGC"), a Delaware limited partnership, INTERSTATE BUSINESS CORPORATION ("IBC"), a Delaware corporation, and WILSON SECURITIES CORPORATION ("WSC"), a Delaware corporation.

ARTICLE I Definitions

As used in this Agreement, unless the context otherwise requires or is otherwise herein expressly provided, the following terms shall have the following meanings:

1.1	IGC PROPERTY:	A one-tenth percent (0.1%) share of the general partnership interests in Coachman's Limited Partnership (the "Partnership"), a Maryland limited partnership.

1.2	IBC PROPERTY:	A one-tenth percent (0.1%) share of the limited partnership interests in the Partnership.

1.3	PURCHASER:

In the case of the IGC Property, Purchaser refers to:

Interstate Business Corporation

222 Smallwood Village Center

Waldorf, MD 20602

In the case of the IBC Property, Purchaser refers to:

Wilson Securities Corporation

222 Smallwood Village Center

Waldorf, MD 20602

1.4	SELLER:

In the case of the IGC Property, Seller refers to:

Interstate General Company, L.P.

222 Smallwood Village Center

Waldorf, MD 20602

In the case of the IBC Property, Seller refers to:

Interstate Business Corporation

222 Smallwood Village Center

Waldorf, MD 20602

1.5	SETTLEMENT:	The consummation of the sales and purchases provided for in this Agreement to occur as provided in Article VII hereof.

1.6	PARTNERSHIP:	Coachman's Limited Partnership

1.7	PARTNERSHIP AGREEMENT:	The Partnership Agreement under which the Partnership is currently organized.

1.8	APPRAISED VALUE:	In respect to the IGC Property and the IBC Property means the value of such property as set forth in Exhibit A hereto.

1.9	APPRAISER:	Ancon Real Estate Services

ARTICLE II Sale and Purchase
2.1	Purchase. For and in consideration of the mutual promises, covenants, representations, warranties, and agreements contained herein:

	(a)	IGC shall sell and convey and IBC shall purchase the IGC Property for a payment by IBC to IGC of One Dollar ($1.00) and other good and valuable consideration the adequacy of which the parties hereby acknowledge.

	(b)	IBC shall sell and convey and WSC shall purchase the IBC Property for a payment by WSC to IBC of One Dollar ($1.00) and other good and valuable consideration the adequacy of which the parties hereby acknowledge.

2.2	Appraisal. The Appraiser has determined that the amount which would be distributed:

in the case of the IGC Property, to IGC as a general partner of the Partnership in the context of liquidation of its Partnership; and in the case of the IBC Property, to IBC as a limited partner of the Partnership in the context of liquidation of the Partnership would be approximately $1,218.00. A copy of the appraisal is attached as Exhibit B hereto.

ARTICLE III Presentations and Warranties of Sellers

IGC and IBC, as Sellers, represent and warrant to their respective Purchasers that as of the date of the execution of this Agreement, and as of the date of Settlement:
3.1	Legal Status. IGC is a limited partnership, organized, validly existing, and in good standing under the laws of Delaware and subject to the performance of IGC of its obligations under Section 6.1 hereof, (i) IGC has the power to enter into this Agreement and to consummate the transactions provided for herein; (ii) the undersigned officers of IGC's general partner have full power, authority and legal right to enter into this Agreement on behalf of IGC; and (iii) no other party has any rights, title or interest in any of the IGC Property.

3.2	IBC is a corporation, organized, validly existing, and in good standing under the laws of Delaware and subject to the performance of IBC of its obligations under Section 6.1 hereof, (i) IBC has the power to enter into this Agreement and to consummate the transactions provided for herein; (ii) the undersigned officers of IBC have full power, authority and legal right to enter into this Agreement on behalf of IBC; and (iii) no other party has any rights, title or interest in any of the IBC Property.

3.3	Compliance with Other Instruments, etc. Neither the entering into this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by IGC of its limited partnership agreement, a breach by IBC of its corporate organizational documents, or, subject to the performance by Sellers of their obligations under Section 6.1 hereof, of any contract or other instrument to which either Seller is a party, or to which each is subject or by which each or any of their respective assets or properties may be bound.

3.4	Compliance with Laws, etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by either Seller of any judgment, order, writ, injunction or decree issued against or imposed upon said party, or result, subject to the performance by Sellers of their respective obligations under Section 6.1 hereof, in a violation of any applicable law, order, rule or regulation of any governmental authority. There is no action, suit, proceeding or investigation pending in any court or before or by any federal, district, county, or municipal department, commission, board, bureau, agency or other government instrumentality, which would prevent the consummation of the transactions contemplated by this Agreement or which would become a cloud on the title of the IGC Property, the IBC Property, or any portion thereof or which questions the validity or enforceability of the transactions contemplated by this Agreement or any action taken pursuant hereto. No approval, consent, order or authorization of, or designation of, registration or filing (other than for recording purposes) which any governmental authority is required in connection with the due and valid execution and delivery of this Agreement by IGC or IBC and each party's respective compliance with the provisions hereof and the consummation of the transactions contemplated hereby except as provided in Section 6.1 hereof.

3.5	The IGC Property.

	(a)	The percentages of partnership interest of the Partnership and the persons or entities owning the same are, and shall be immediately prior to Settlement, as set forth on Exhibit A hereto.

	(b)	IGC shall have delivered to the IBC at or prior to Settlement copies of all of the documents, agreement and other items and materials required to be delivered by IGC hereunder with respect to the IGC Property and there have not been and will not be pending as of Settlement any changes thereto or amendments thereof without the prior written approval of IBC.

	(c)	The partnership interests as shown on Exhibit A are fully paid and non-

assessable. IGC has good and marketable title to the IGC Property and, subject to performance by IGC of its obligations under Section 6.1 hereof, has the sole and entire right, power, capacity and authority to (i) enter into this Agreement and to sell, deliver, convey, assign and transfer all right, title and interest in and to the IGC Property, free and clear of any option, call, contract, commitment, demand, lien, claim, pledge, charge, security interest, or encumbrance whatsoever, and (ii) to vest in IBC good and marketable title to the IGC Property, free and clear of all liens, encumbrances and adverse claims whatsoever. IGC has not granted any option or otherwise made any commitment to any person to sell, exchange, transfer or dispose of any of the IGC Property, other than as set forth in this Agreement.

	(d)	There will not be pending or threatened on the Settlement date any litigation,

proceeding or investigation which may result in any material adverse change in the final valuation of the IGC Property, and IGC does not know of any basis for any such litigation, proceeding or investigation.

	(e)	Except as disclosed to IBC, to the best of IGC's knowledge, IGC is not in violation of any order, judgment, law, statute, regulation or ordinance.

	(f)	Neither the execution and delivery of this Agreement nor the sale of the IGC

Property hereunder will, subject to the performance by IGC of its obligations under Section 6.1 hereof, violate any provision of, or result in the acceleration of any obligation under, any security, mortgage, note, debenture, loan, lease, agreement, instrument, order, judgment or decree to which either IGC or the Partnership is a party or by which either IGC or the Partnership is bound.

	(g)	The board of directors of the managing general partner of IGC has duly approved the transactions contemplated by this Agreement and has authorized the execution and delivery of this Agreement by the officers of said managing general partner who are executing this Agreement and have all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions provided for herein.

	(h)	There are no actions or proceedings pending or threatened to liquidate, reorganize or dissolve IGC or the Partnership.

	(i)	Between the date hereof and Settlement, IBC or its agents shall be given complete and unlimited access to the records of IGC relating to the IGC Property.

	(j)	All federal, state and local income, withholding, sales, franchise and other taxes due or payable by IGC with respect to the IGC Property have been paid by IGC and all returns due with respect thereto have been filed. IGC does hereby indemnify and hold harmless IBC against any loss, cost, damage or expense arising from nonpayment of any taxes whatsoever owed by IGC or which may be assessed against IGC with respect to the IGC Property for periods prior to Settlement.

	(k)	No representation, warranty or covenant by IGC or in this Agreement, or any statement, certificate or schedule made, furnished or to be furnished to IBC pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

	(l)	Notwithstanding any investigation or audit conducted before or after

Settlement, and not withstanding any facts or circumstance which any party may have obtained or discovered as a result of such investigation, audit or otherwise, the parties shall be entitled to rely upon the representations and warranties set forth herein.

3.6	The IBC Property.

	(a)	The percentages of partnership interest of the Partnership and the persons or entities owning the same are, and shall be immediately prior to Settlement, as set forth on Exhibit A hereto.

	(b)	IBC shall have delivered to the WSC at or prior to Settlement copies of all of the documents, agreement and other items and materials required to be delivered by IBC hereunder with respect to the IBC Property and there have not been and will not be pending as of Settlement any changes thereto or amendments thereof without the prior written approval of WSC.

	(c)	The partnership interests as shown on Exhibit A are fully paid and non-

assessable. IBC has good and marketable title to the IBC Property and, subject to performance by IBC of its obligations under Section 6.1 hereof, has the sole and entire right, power, capacity and authority to (i) enter into this Agreement and to sell, deliver, convey, assign and transfer all right, title and interest in and to the IBC Property, free and clear of any option, call, contract, commitment, demand, lien, claim, pledge, charge, security interest, or encumbrance whatsoever, and (ii) to vest in WSC good and marketable title to the IBC Property, free and clear of all liens, encumbrances and adverse claims whatsoever. IBC has not granted any option or otherwise made any commitment to any person to sell, exchange, transfer or dispose of any of the IBC Property, other than as set forth in this Agreement.

	(d)	There will not be pending or threatened on the Settlement date any litigation,

proceeding or investigation which may result in any material adverse change in the final valuation of the IBC Property, and IBC does not know of any basis for any such litigation, proceeding or investigation.

	(e)	Except as disclosed to WSC, to the best of IBC's knowledge, IBC is not in violation of any order, judgment, law, statute, regulation or ordinance.

	(f)	Neither the execution and delivery of this Agreement nor the sale of the IBC

Property hereunder will, subject to the performance by IBC of its obligations under Section 6.1 hereof, violate any provision of, or result in the acceleration of any obligation under, any security, mortgage, note, debenture, loan, lease, agreement, instrument, order, judgment or decree to which either IBC or the Partnership is a party or by which either IBC or the Partnership is bound.

	(g)	The board of directors of IBC has duly approved the transactions contemplated by this Agreement and has authorized the execution and delivery of this Agreement by the officers of IBC who are executing this Agreement and have all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions provided for herein.

	(h)	There are no actions or proceedings pending or threatened to liquidate, reorganize or dissolve IBC or the Partnership.

	(i)	Between the date hereof and Settlement, WSC or its agents shall be given complete and unlimited access to the records of IBC relating to the IBC Property.

	(j)	All federal, state and local income, withholding, sales, franchise and other taxes due or payable by IBC with respect to the IBC Property have been paid by IBC and all returns due with respect thereto have been filed. IBC does hereby indemnify and hold harmless WSC against any loss, cost, damage or expense arising from nonpayment of any taxes whatsoever owed by IBC or which may be assessed against IBC with respect to the IBC Property for periods prior to Settlement.

	(k)	No representation, warranty or covenant by IBC or in this Agreement, or any statement, certificate or schedule made, furnished or to be furnished to WSC pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

	(l)	Notwithstanding any investigation or audit conducted before or after settlement and not withstanding any facts or circumstance which any party may have obtained or discovered as a result of such investigation, audit or otherwise, the parties shall be entitled to rely upon the representations and warranties set forth herein.

3.7	Violations. To the best of IGC's knowledge, there are no violations of, and IGC has received no notice or other record of any violations of, any federal, district or municipal laws, ordinances, orders, regulations and requirements affecting the IGC Property or any portion thereof. To the best of IBC's knowledge, there are no violations of, and IBC has received no notice or other record of any violations of, any federal, district or municipal laws, ordinances, orders, regulations and requirements affecting the IBC Property or any portion thereof.

ARTICLE IV Representations and Warranties of Purchasers

IBC as purchaser of the IGC Property, and WSC as purchaser of the IBC Property each represents and warrants to their respective Seller that as of the date of the execution of this Agreement, and as of the date of Settlement:
4.1	Legal Status.

(a) IBC is a corporation organized, validly existing, and in good standing under the laws of Delaware; (ii) IBC has the power to enter into this Agreement and to perform its obligations as provided for herein; and (iii) the undersigned have full power, authority and legal right to enter into this Agreement on behalf of IBC, and to consummate the transaction provided for herein.

(b) WSC is a corporation organized, validly existing, and in good standing under the laws of Delaware; (ii) WSC has the power to enter into this Agreement and to perform its obligations as provided for herein; and (iii) the undersigned have full power, authority and legal right to enter into this Agreement on behalf of WSC, and to consummate the transaction provided for herein.

4.2	Compliance with Other Instruments, etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by IBC or WSC of their respective corporate documents, or, subject to the performance by each of its respective obligations under Section 6.1 hereof, of any contract or other instrument to which each is a party, or to which it is subject or by which it or any of each one's assets or properties may be bound.

4.3	Compliance with Laws, etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by Purchasers of any judgment, order, writ, injunction or decree issued against or imposed upon it, or result, subject to the performance by Purchasers of their respective obligations under Section 6.1 hereof, in a violation of any applicable law, order, rule or regulation of any governmental authority. There is no action, suit, proceeding or investigation pending in any court or before or by any federal, district, county, or municipal department, commission, board, bureau, agency or other government instrumentality, which would prevent the consummation of the transactions contemplated by this Agreement or which would become a cloud on the title of the IGC Property, IBC Property, or any portion thereof or which questions the validity or enforceability of the transactions contemplated by this Agreement or any action taken pursuant hereto. No approval, consent, order or authorization of, or designation of, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement by Purchasers and their respective compliance with the provisions hereof and the consummation of the transactions contemplated hereby except as provided in Section 6.1. hereof.

4.4	No Violation. Neither IBC nor WSC is in violation of any order, judgment, law, statute, regulation or ordinance.

4.5	Authorization. The respective Boards of Directors of IBC and WSC have duly approved the transactions contemplated by this Agreement and have authorized the execution and delivery of this Agreement by the undersigned respectively on behalf of IBC and WSC.

4.6	No Liquidation. There are no actions or proceedings pending or threatened to liquidate, reorganize or dissolve IBC or WSC.

ARTICLE V Survival of Representations and Warranties; Further Assurances
5.1	Survival and Merger. The representations and warranties set forth in Article III and IV of this Agreement shall be deemed to have been made again on and as of the date of Settlement and shall-then be true and correct and shall remain operative and shall survive the Settlement and the execution, delivery and recordation of the Instruments of Conveyance and shall not be merged therein. Each purchaser shall have the right to exercise any all legal and equitable rights and remedies for any breach of their respective Seller's representations and warranties hereunder that are disclosed after Settlement.

5.2	Further Assurances Hold Harmless.

	(a)	Each Seller agrees that, upon request of its respective Purchaser, it shall (or direct the officers and employees of its general partner to, if applicable) execute and deliver all documents, and take any other actions which may in the reasonable opinion of said Purchaser be necessary or desirable to protect or record the right or title of said Purchaser to the IGC Property or the IBC Property, as the case may be, or to aid in the prosecution or defense of any rights arising there from, all without further consideration.

	(b)	Each Seller agrees to indemnify and hold harmless its respective Purchaser at all times after the Settlement against and with respect to: (i) any breach by said Seller of any of its obligations, representations or warranties hereunder, (ii) any cost, expense or damages incurred by its respective Purchaser in connection with perfecting its right and title to the IGC Property or the IBC Property, as the case may be, (iii) any claim asserted by the Partnership or against IBC or WSC for any unsatisfied obligation of their respective Sellers to the Partnership, (iv) any loss or claim arising from any act or failure to act by either Seller in its capacity as general partner of IGC Partnership, (v) any failure to obtain the consents the approval referred to in Section 6.1 hereof or (vi) any claim asserted by HUD (defined below), other government agency or any lending institution arising from consummation of the transactions contemplated hereby.

ARTICLE VI Covenants and Conditions of Settlement

The obligations of each Purchaser hereunder shall be subject to the fulfillment of the following conditions, and the respective Seller agrees to fulfill such conditions:
6.1	Instruments of Conveyance. Each Seller shall execute and deliver to its respective Purchaser appropriate assignments of the IGC Property or the IBC Property, as the case may be. Such assignments shall be substantially in form and substance equivalent to the Assignment of Partnership Interest and Amendment to the Agreement of Limited Partnership attached hereto as Exhibit C. The assignments contemplated herein shall be expressly subject, if so required, to the approval of the U.S. Department of Housing and Urban Development ("HUD"), or other applicable regulatory agency or lending institution (provided, however, that such approval need not be received prior to Settlement hereunder), and shall, as required, require that the assignee thereunder expressly assume any applicable Regulatory Agreement or similar instrument. Seller shall obtain all such approvals, if any, by September 30, 2001.

6.2	Property Information. Promptly upon execution and delivery of this Agreement, each each Seller shall deliver to their respective Purchaser such information as is required by such Purchaser with respect to the IGC Property or the IBC Property, as the case may be.

6.3	Original Documents. At Settlement, IGC shall deliver to IBC all original documents pertaining to the IGC Property or the IBC Property which it has in its possession.

6.4	Certification. In the event that each Seller shall have complied with any of the foregoing provisions relating to furnishing information to their respective Purchaser relating to the IGC Property or the IBC property, as the case may be, a certification by such Seller that such documentation is true, correct, and complete as of the date of Settlement shall be deemed to satisfy such requirements.

6.5	Satisfaction of Liens. Any and all liens, of any type whatsoever, with respect to the

IGC Property and the IBC Property, or as to which either may be subject, shall have been satisfied or otherwise released of record by the respective Seller, prior to Settlement, or provision satisfactory to each Purchaser shall have been made by said Seller for its full and complete release.

6.6	Settlement Representations and Warranties. At Settlement, each of the representations and warranties of each Seller contained in this Agreement is deemed to have been made again on and as at the Settlement and shall be true and correct in all material respects as at the Settlement. Each Seller shall indemnify and hold harmless its respective Purchaser from and against all loss, damages, costs or expenses (including reasonable attorney's fee) resulting from or in any way related to any breach thereof.

6.7	Purchaser Consents. To the extent required under the IGC Partnership Agreement, but subject to performance by each Seller of its obligations under Section 6.1 hereof, upon Settlement, IBC, in its capacity a general partner of the Partnership shall be deemed to have consented to the transfers of the IGC Property and of the IBC Property.

ARTICLE VII Settlement
7.1	Settlement. Settlement shall take place in IGC's offices at 11:00 a.m. on the day established by this Agreement. Settlement hereunder shall occur no later than the date appearing on page 1 of this Agreement.

ARTICLE VIII Default and Termination
8.1	Purchaser's Default. If the transaction herein contemplated shall not be consummated on the date of Settlement because of either Purchasers' default, then the respective Seller may exercise any all legal and equitable rights or remedies available to it, including, without limitation, the right to specific performance and/or recovery of damages.

8.2	Seller's Default. If the transaction herein contemplated shall not be consummated on the date of Settlement because of either Sellers' default, then the respective Purchaser may exercise any all legal and equitable rights or remedies available to it, including, without limitation, the right to specific performance and/or recovery of damages.

ARTICLE IX Revision and Reformation
9.1	Reformation in Certain Events. If (i) the approvals referred to in section 6.1 hereof with respect to any portion of the IGC Property or of the IBC Property are not obtained, or (ii) in the opinion of counsel to either Purchaser, any such approvals that are obtained are insufficient to vest in said Purchaser free and clear title to any' portion of the IGC Property or the IBC Property, as the case may be, or (iii) HUD or any governmental agency or lending institution commences or threatens to commence a legal proceeding arising from the consummation of the transactions contemplated hereby in which HUD or such other agency or institution either asserts rights in any portion of the IGC Property or IBC Property, or claims which, in the reasonable opinion of either Purchaser, may materially reduce the value of any portion of the IGC Property or IBC Property, as the case may be (any such event being referred to herein as a "Transfer Defect"), then Purchaser, at its option, may rescind the purchase and sale of such property. Promptly upon receipt of notice of such recision, the Purchase Price shall be returned by the Seller to the Purchaser.

9.2	Recision. If, as a result of one or more Transfer Defects, the effected Purchaser determines that it is unable to obtain substantially all of the benefits of ownership of the IGC Property or the IBC Property, as the case may be, or otherwise is deprived of any material inducement to its willingness to enter into and perform this Agreement, said Purchaser, by notice to its respective Seller, may rescind the purchase and sale of the IGC Property or the IBC Property, as the case may be. In such event, the Purchase Price shall be refunded to said Purchase by its respective Seller.

9.3	Procedures. Upon any rescission in accordance with Section 9.1 or 9.2 hereof, the

Purchaser and its respective Seller shall execute any such documents and take any such action as shall be determined by either to be necessary or desirable to restore the benefits of ownership of the IGC Property or the IBC Property, as the case may be, to the status quo immediately preceding the Settlement. The Seller of the effected interest shall bear all costs and expenses of any such rescission.

ARTICLE X General Provisions
10.1	Modifications and Waivers. No modification, waiver, amendment, discharge or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

10.2	Successors and Assigns. All terms of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

10.3	Governing Law. This Agreement is intended to be performed in the State of Maryland and shall be construed and enforced in accordance with the internal laws thereof.

10.4	Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or by recognized air courier, or if sent by registered or certified mail, return receipt requested, and postage prepaid, to a party at its address set forth above, or at such other address as such party may specify from time to time by written notice to the other party.

10.5	Exhibits. All exhibits and schedules referred to herein and attached hereto are incorporated by reference into this Agreement.

10.6	Severability. If any provision of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof and any other applications thereof shall not in any way be affected or impaired, and such remaining provisions shall continue in full force and effect.

10.7	Construction. Each party hereto and its counsel has reviewed and revised (or requested revisions of) this Agreement, and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be applicable in the construction and interpretation of this Agreement.

10.8	Time Periods. Any time period hereunder which expires on, or any date hereunder which occurs on a Saturday, Sunday, or legal United States holiday, shall be deemed to be postponed to the next business day. The first day of any time period hereunder which runs "from" or "after" a given day shall be deemed to occur on the day subsequent to that given day.

10.9	Captions. The captions of this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any term hereof.

10.10	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.11	Remedies Cumulative. Notwithstanding anything else herein to the contrary, the remedies of each party provided for herein shall be cumulative. The existence of any one remedy shall not impair the right of any party to seek and obtain any other remedy available to such party hereunder or otherwise under applicable law or equity.

10.12	Broker's Fees. IGC, IBC and WSC each hereby warrant and represent to the each other that they have not dealt with any broker or agent in connection with the transactions contemplated herein. Each party hereto hereby indemnifies and holds harmless the other party from, and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorney's fees) arising from any inaccuracy or breach of the foregoing warranty and representation.

10.13	Expenses. IGC shall bear all costs of the transactions contemplated by this Agreement with respect to the IGC Property including the cost of the Appraisals, except for the fees and expenses of IBC's counsel in negotiating this Agreement, which shall be borne by IBC. IBC shall bear all costs of the transactions contemplated by this Agreement with respect to the IBC Property including the cost of the Appraisals, except for the fees and expenses of WSC's counsel in negotiating this Agreement, which shall be borne by WSC.

IN WITNESS WHEREOF the parties hereto have executed this agreement the day and year first above written.
PURCHASER OF IGC PROPERTY, SELLER OF IBC PROPERTY:

Attest /s/ Pamela Polley, Asst. Secretary	INTERSTATE BUSINESS CORPORATION By: /s/ Paula S. Biggs, Vice President

SELLER OF IGC PROPERTY:

Attest /s/ Mary Louise Sanders, Secretary	INTERSTATE GENERAL COMPANY, L.P. By: Interstate General Management Corporation General Partner By: /s/ Paul Dillon, Vice President

Attest /s/ Paula S. Biggs, Secretary	PURCHASER OF IBC PROPERTY: WILSON SECURITIES CORPORAITON By: /s/ J. Michael Wilson, Vice President

EXHIBIT A

Ownership Interest in Coachman's Limited Partnership
Before Sale

GENERAL PARTNERSHIP INTEREST	PERCENTAGE

Interstate Business Corporation	1.9%
Interstate General Company	0.1%

LIMITED PARTNERSHIP INTEREST

Interstate Business Corporation	98%

EXHIBIT B

Ancon Real Estate Services
116 F Street, SE
Washington, DC 20003
202 421-1127

To: Paul Dillon

From: Kenton Drury

Date: September 22, 2001

Re: Coachman's Landing

Ancon Real Estate Services has been asked to estimate the value of the .1% real estate interest of Interstate General Company, L.P. ("IGC") in Coachman's Limited Partnership ("CLP"). We reviewed the 2000 Audited Financials for CLP and used a partnership valuation analysis similar to that used by the Robert A. Stanger & Company, Inc.

Based on the information provided to us, we estimate the following value for the .1% interest of IGC in CLP:

$1,218.00
(One Thousand Two Hundred and Eighteen Dollars)

Attached is the calculation used to arrive at this value.

Coachman's Limited Partnership
IGC Partnership Valuation

9/22/01

2000 Audited Financials		Notes

Net Rental Revenue	$ 1,125,621
Total Other Revenue	23,882
Total Revenue	$ 1,149,503	Excludes financial revenue

Less Expenses:
Administrative	$ 170,152
Utilities	31,883
Operations & Maintenance	151,395
Taxes & Insurance	100,531
Reserve Replacement	14,836
Total Expenses	$ 468,797

Net Operating Income	$ 680,706

Cap at 8.5%	$ 8,008,306

Say	$ 8,000,000
	(240,000)	Less sales commission of 3%
	(160,000)	Less closing costs of 2%
	$ 7,600,000	Net Sales Revenue

Less Long Term Liabilities:
First Mortgage	$ 5,656,315
Notes Payable	710,392
Miscellaneous	15,600
Total Long Term Liabilities	$ 6,382,307

	$ 1,217,693	Net Proceeds

IGC Partnership Interest	0.10%

Estimated Valuation	$ 1,217.69

EXHIBIT C

ASSIGNMENT OF PARTNERSHIP INTEREST

AND AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP

OF COACHMAN'S LIMITED PARTNERSHIP

This agreement is made as of this 28th day of September, 2001 ("Effective Date"), by and between Interstate Business Corporation ("IBC"), a Delaware corporation, Interstate General Company L.P. ("IGC"), a Delaware limited partnership, and Wilson Securities Corporation ("WSC"), a Delaware corporation.

WHEREAS, IGC is the managing general partner owning a 0.1% general partner interest in Coachman's Limited Partnership, a Maryland limited partnership, (the "Partnership"); and

WHEREAS, IBC owns a 1.9% general partner interest and a 98% limited partner interest in the Partnership; and

WHEREAS, IGC wishes to assign its 0.1% general partnership interest in the Partnership to IBC, and IBC wishes to assign a 0.1% limited partnership interest to WSC, and all parties wish to amend the Certificate of Limited Partnership of the Partnership as amended and restated (the "Partnership Certificate") to reflect the assignment of the general partnership interest from IGC to IBC and the limited partnership interest from IBC to WSC.

W I T N E S S E T H :

In consideration of the mutual promises of the parties hereto and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto intending legally to be bound hereby agree as follows:
1.	Assignment. IGC does hereby sell, transfer, assign, and convey to IBC all of its right,

title and interest in and to its 0.1% general partnership interest including, but not limited to, IGC's interest in the capital or income of the Partnership attributable to the 0.1% general partnership interest, and IBC does hereby sell, transfer, assign, and convey to WSC all of its right, title and interest in and to a 0.1% limited partnership interest including, but not limited to, IBC's interest in the capital or income of the Partnership attributable to that 0.1% limited partnership interest in the Partnership.

2.	Acceptance of Assignment. IBC does hereby accept the assignment as provided for in

Section 1 and by this agreement becomes the managing and sole general partner and the owner of the additional 0.1% general partnership interest. WSC does hereby accept the assignment as provided for in Section 1 and by this agreement becomes owner of a 0.1% limited partnership interest in the Partnership.

3.	Amendment of Partnership Certificate. The Partnership Certificate is hereby amended to substitute IBC for IGC as the Managing General Partner and the owner of an additional 0.1% general partnership interest; substitute WSC for IBC as the owner of a 0.1% limited partnership interest in the Partnership; and remove IGC as a general partner.

4.	Effective Date. This agreement shall be effective on the date listed on page 1

("Effective Date"). IBC, IGC, and WSC do hereby agree that as between themselves all rights and obligations created pursuant to this agreement shall be created as of the Effective Date notwithstanding the provisions of any other agreements to which such parties may be bound which require that the consent of persons or entities other than IBC, IGC, or WSC be obtained prior to the transfer of the limited partnership interest in the Partnership. In confirmation of this agreement, IBC, IGC and WSC agree that IBC may sue IGC in law, or in equity, to require IGC to pay over to it any distributions, whether such distributions are in the nature of capital or income, made by the Partnership on or after the Effective Date to IGC in respect of the 0.1% general partnership interest and that WSC may sue IBC in law, or in equity, to require IBC to pay over to it any distributions whether such distributions are in the nature of capital or income, made by the Partnership to IBC on or after the Effective Date in respect of the 0.1% limited partner interest in the Partnership which IBC is conveying to WSC. All provisions dealing with the rights and obligations by and between IBC and IGC in respect of the 0.1% general partnership interest and between IBC and WSC in respect of the 0.1% limited partnership interest in the Partnership shall take effect as of the Effective Date notwithstanding the failure of any other parties to approve this agreement prior to such date.

5.	Representations and Warranties of IGC, IBC, and WSC.

(a) IGC represents and warrants that it is a limited partnership in good standing,

duly organized, and existing under the laws of the State of Delaware, that it has the lawful authority to enter into and perform this agreement and by proper action has duly authorized the execution, delivery and performance of this agreement, and that upon execution and delivery of this agreement by IBC and IGC, this agreement will be valid and binding on IGC and enforceable against IGC in accordance with its terms. IGC also represents and warrants that it has made no assignment or attempted assignment of the 0.1% general partnership interest other than the assignment contemplated by this agreement and that, on the Effective Date, provided this agreement has been executed by IBC and IGC, good and marketable title to the 0.1% general partnership interest in the Partnership will be assigned in accordance with the terms of this agreement to IBC.

(b) IBC represents and warrants that it is a corporation in good standing, duly organized and existing under the laws of the State of Delaware, that it has the lawful authority to enter into and perform this agreement and by proper action has duly authorized the execution, delivery and performance of this agreement, and that upon execution and delivery of this agreement by IBC, IGC and WSC, this agreement will be valid and binding on IBC and enforceable against IBC in accordance with its terms. IBC also represents and warrants that it has made no assignment or attempted assignment of the 0.1% limited partnership other than the assignment contemplated by this agreement and that, on the Effective Date, provided this agreement has been executed by IBC, IGC, and WSC, good and marketable title to the 0.1% limited partnership interest in the Partnership will be assigned in accordance with the terms of this agreement to WSC.

(c) WSC represents and warrants that it is a corporation in good standing, duly organized, and existing under the laws of the State of Delaware, that it has the lawful authority to enter into and perform this agreement and by proper action has duly authorized the execution, delivery of this agreement, and that upon execution and delivery of this agreement by IBC, IGC and WSC, this agreement will be valid and binding on WSC and enforceable against WSC in accordance with its terms.

6.	Governing Law. This agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

7.	Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute a single agreement.

8.	Headings. The headings in this agreement are for convenience only and do not constitute a part of the agreement.

9.	Entire Agreement. This agreement sets forth all (and it is intended by the parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the matters contained herein, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, expressed or implied, among them other than as set forth herein.

10.	Binding Effect. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns.

11.	Notices. All notices pertaining to the matters covered by this agreement shall be sent by certified or registered mail, with return receipt requested, and first class postage prepaid, (1) if to IGC, to 222 Smallwood Village Center, Waldorf, Maryland 20602, (2) if to IBC, to 222 Smallwood Village Center, St. Charles, Maryland 20602, (3) if to WSC, to 222 Smallwood Village Center, Waldorf, Maryland 20602. Notices shall be deemed given on the date they are mailed.

12.	Gender and Number. Use of any gender herein shall be deemed to be or include the other genders and the use of the singular shall be deemed to be or include the plural (and vice versa) where appropriate.

13.	Severability. If any provisions of this agreement, or the application thereof to any person or circumstance, shall for any reason and to any extent be invalid and unenforceable, the remainder of this agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and shall be enforced.

14.	The Limited Partnership agreement, as amended, is also hereby amended to add new paragraphs 16-24 which contain the following provisions required by the United States Department of Housing and Urban Development ("HUD Provisions"):

15.	The registered agent of the Partnership is J. Michael Wilson, 222 Smallwood Village
Center, Waldorf, Maryland 20602. Mr. Wilson is a Maryland resident.

16.	No amendment to the Partnership agreement that results in the following will have any force or effect without the prior written consent of the Secretary of the United States Department of Housing and Urban Development ("HUD"):

(a) Any amendment that modifies the term of the Partnership;

(b) Any amendment that activates the requirement that a HUD previous
Participation certification by obtained;

(c) Any amendment that in any way affects the note, deed of trust, security agreement or regulatory agreement for the project;

(d) Any amendment that modifies any required HUD Provisions.

17.	The Partnership is authorized to execute a note, mortgage, regulatory agreement, and any other documents required by HUD in connection with such loan.

18.	Any incoming general partner shall as a condition of receiving an interest in the

Partnership agree to be bound by the note, mortgage and Regulatory agreement and other documents required in connection with FHA insured loan to the same extent and on the same terms as the other general partners.

19.	Upon dissolution, no title or right to possession and control of the project, and no right to collect the rents therefrom shall pass to any person who is not bound by the Regulatory agreement in a manner satisfactory to the Secretary.

20.	In the event that any provision of the Partnership agreement, or any amendments thereto, conflicts with any of FHA or HUD's regulatory or administrative requirements, including but not limited to any provision in the Regulatory agreement, the FHA/HUD requirement shall control.

21.	So long as FHA or HUD is the insurer or holder of the note on the Project, the
Partnership may not be voluntarily dissolved without the prior written approval of the Secretary.

22.	The partners and any assignee of any partner, agree to be liable in their individual capacities to HUD with respect to the following matters:

(a) For funds or property of the Project coming into their hands, which by the provisions of the Regulatory agreement, they are not entitled to retain; and

(b) For their own acts and deeds, or acts and deeds of others which they have authorized, in violation of the provisions of the Regulatory agreement.

23.	Any rights of indemnification by the Partnership shall be limited to the extend funds are available from "Surplus Cash" (as that term is defined in the Regulatory agreement), from funds available to the Partnership arising out of partners' contributions, or from proceeds of insurance obtained by the Partnership for the purpose of creating a fund to satisfy such obligation. No such payments may be made from either the proceeds of the insured loan, or from project income.

24.	The Partnership shall not, without the prior written consent of HUD, make any distribution (as that term is defined in the Regulatory agreement) except as permitted by the terms of the Regulatory agreement."

Signature Page Follows

Attest: By: /s/ Sheri L. Raleigh, Asst. V.P.	Withdrawing Managing General Partner: INTERSTATE GENERAL COMPANY, L.P. By: Interstate General Management Corporation General Partner By: /s/ Paul Dillon, Vice President

Remaining Managing General Partner:

Attest: By: /s/ Pamela Polley, Asst. Secretary	INTERSTATE BUSINESS CORPORATION By: /s/ Paula S. Biggs, Vice President

Limited Partners:

Attest: By: /s/ Pamela Polley, Asst. Secretary	INTERSTATE BUSINESS CORPORATION By: /s/ Paula S. Biggs, Vice President

Attest: By: /s/ Paula S. Biggs, Secretary	WILSON SECURITIES CORPORATION By: /s/ J. Michael Wilson, Vice President

STATE OF MARYLAND

CITY/COUNTY OF CHARLES

I, Mary Louise Sanders, a Notary Public in and for the jurisdiction aforesaid, hereby certify that Paul Dillon, who is personally well known to me (or satisfactorily proven) to be the person who executed the foregoing instrument as Vice President of Interstate General Management Corporation, General Partner of Interstate General Company L.P., Managing General Partner in the foregoing instrument, personally appeared before me and acknowledged that he executed the foregoing instrument in his capacity as such officer for the uses and purposes therein contained.

WITNESS my hand and notarial seal this 27th day of September, 2001.
/s/ Mary L. Sanders, Notary Public My commission expires: 01/01/05

STATE OF MARYLAND

CITY/COUNTY OF CHARLES

I, Elizabeth K. Clayton, a Notary Public in and for the jurisdiction aforesaid, hereby certify that Paula S. Biggs, who is personally well known to me (or satisfactorily proven) to be the person who executed the foregoing instrument as Vice President of Interstate Business Corporation, General Partner in the foregoing instrument, personally appeared before me and acknowledged that he executed the foregoing instrument in his capacity as such officer for the uses and purposes therein contained.

WITNESS my hand and notarial seal this 27th day of September, 2001.
/s/ Elizabeth K. Clayton, Notary Public My commission expires: 11/30/02

STATE OF MARYLAND

CITY/COUNTY OF CHARLES

I, Elizabeth K. Clayton, a Notary Public in and for the jurisdiction aforesaid, hereby certify that J. Michael Wilson, who is personally well known to me (or satisfactorily proven) to be the person who executed the foregoing instrument as Vice President of Wilson Securities Corporation, Limited Partner in the foregoing instrument, personally appeared before me and acknowledged that he executed the foregoing instrument in his capacity as such officer for the uses and purposes therein contained.

WITNESS my hand and notarial seal this 27th day of September, 2001.

/s/ Elizabeth K. Clayton, Notary Public My commission expires: 11/30/02

CONSENT OF REGISTERED AGENT

I hereby consent to act as Registered Agent in Maryland for Coachman's Limited Partnership.

/s/ J. Michael Wilson